AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made as of this 25th day of April, 2007, by and between Templeton Global Investment Trust (the "Trust"), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, on behalf of its series, Templeton International (Ex EM) Fund ("International Fund"), and Templeton Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, with its principal place of business at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, on behalf of its series, Templeton Foreign Fund ("Templeton Fund").

                             PLAN OF REORGANIZATION

      The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by the Company, on behalf of Templeton Fund, of substantially all of the property, assets and goodwill of International Fund in exchange solely for full and fractional Class A, Class C and Advisor Class shares of common stock, par value $1.00 per share, of Templeton Fund ("Templeton Fund Shares"); (ii) the distribution of Templeton Fund Shares to the shareholders of Class A, Class C and Advisor Class shares of International Fund (the "International Fund Shares"), respectively, according to their respective interests in International Fund in complete liquidation of International Fund; and (iii) the dissolution of International Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of the Plan hereinafter set forth.

                                    AGREEMENT

      In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF INTERNATIONAL
FUND.

      (a) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of the Company, on behalf of Templeton Fund, herein contained, and in consideration of the delivery by the Company of the number of Templeton Fund Shares hereinafter provided, the Trust on behalf of International Fund agrees that it will convey, transfer and deliver to the Company, for the benefit of Templeton Fund, at the Closing all of International Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (ii) pay such contingent liabilities as the Board of Trustees of the Trust shall reasonably deem to exist against International Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on International Fund's books (hereinafter "Net Assets"). Neither the Company nor Templeton Fund shall assume any liability of International Fund or the Trust, and International Fund shall use its reasonable best efforts to discharge all of its known liabilities, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above. International Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

       (b) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of the Trust, on behalf of International Fund, herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Company agrees at the Closing to deliver to the Trust the number of Templeton Fund Shares, determined by dividing the net asset value per share of each of Class A, Class C and Advisor Class shares of International Fund by the net asset value per share of each of Class A, Class C and Advisor Class shares of Templeton Fund, respectively, and separately multiplying the result thereof by the number of outstanding Class A, Class C and Advisor Class shares, respectively, of International Fund, as of 4:00 p.m., Eastern Time, on the Closing Date. The Templeton Fund Shares delivered to the Trust at the Closing shall have an aggregate net asset value equal to the value of the International Fund's Net Assets, all determined as provided in Section 2 of this Plan and as of the date and time specified herein.

       (c) Immediately following the Closing, the Trust shall dissolve International Fund and distribute pro rata to International Fund's shareholders of record as of the close of business on the Closing Date, Templeton Fund Shares received by International Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of Templeton Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Templeton Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of International Fund shall be entitled to surrender the same to the transfer agent for Templeton Fund in exchange for the number of Templeton Fund Shares of the same class into which the International Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Templeton Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of International Fund shall be deemed for all Templeton Fund purposes to evidence ownership of the number of Templeton Fund Shares into which the International Fund Shares (which prior to the Closing were represented thereby) have been converted.

       (d) At the Closing, each shareholder of record of International Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 8(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of International Fund that such person had on such Distribution Record Date.

      (e) All books and records relating to International Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, shall be available to the Company from and after the date of this Plan, and shall be turned over to the Company on or prior to the Closing.

 2. VALUATION.

      (a) The net asset value of Templeton Fund Shares and International Fund Shares and the value of International Fund's Net Assets to be acquired by Templeton Fund hereunder shall in each case be computed as of 4:00 p.m., Eastern Time, on the Closing Date unless on such date (a) the New York Stock Exchange ("NYSE") is not open for unrestricted trading or (b) the reporting of trading on the NYSE or elsewhere is disrupted or (c) any other extraordinary financial event or market condition occurs (all such events described in (a), (b) or (c) are each referred to as a "Market Disruption"). The net asset value per share of Templeton Fund Shares and International Fund Shares and the value of International Fund's Net Assets shall be computed in accordance with the valuation procedures set forth in the respective prospectuses of Templeton Fund and International Fund.

       (b) In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value of Templeton Fund Shares or International Fund Shares or the value of International Fund's Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.

       (c) All computations of value regarding the net asset value of Templeton Fund Shares and International Fund Shares and the value of International Fund's Net Assets shall be made by the administrator to Templeton Fund; provided, however, that all computations of value shall be subject to review by International Fund.

 3. CLOSING AND CLOSING DATE.

     The Closing Date shall be April 25 , 2007 or such later date as the parties may mutually agree. The Closing shall take place at the principal office of the Trust at 5:00 p.m., Eastern Time, on the Closing Date. The Trust on behalf of International Fund shall have provided for delivery as of the Closing of those Net Assets of International Fund to be transferred to the account of Templeton Fund's Custodian, JPMorgan Chase Bank, Network Management, 4 Chase MetroTech Center--10th Floor, Brooklyn, NY 11245. Also, the Trust, on behalf of International Fund, shall deliver at the Closing a list of names and addresses of the shareholders of record of each class of International Fund Shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 4:00 p.m., Eastern Time, on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. The Company on behalf of Templeton Fund shall issue and deliver a certificate or certificates evidencing Templeton Fund Shares to be delivered to the account of International Fund at said transfer agent registered in such manner as the officers of the Trust on behalf of International Fund may request, or provide evidence satisfactory to the Trust that such Templeton Fund Shares have been registered in an account on the books of Templeton Fund in such manner as the officers of the Trust on behalf of International Fund may reasonably request.

4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY ON BEHALF OF TEMPLETON FUND.

      The Company, on behalf of Templeton Fund, represents and warrants to the Trust that:

      (a) Templeton Fund is a series of the Company, a corporation organized under the laws of the State of Maryland on August 15, 1977, and is validly existing under the laws of that State. The Company is duly registered under the 1940 Act as an open-end, management investment company and all of the Templeton Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act.

       (b) The Company is authorized to issue three billion nine hundred million shares of common stock of Templeton Fund, par value $1.00 per share, each outstanding share of which is, and each share of which when issued pursuant to and in accordance with the Plan will be, fully paid, non-assessable, and has or will have full voting rights. The Company currently issues shares of two (2) series, including Templeton Fund. Templeton Fund is further divided into five classes of shares of which Templeton Fund Shares represent three classes: Class A, Class C and Advisor Class shares of common stock. No shareholder of the Company shall have any option, warrant or preemptive right of subscription or purchase with respect to Templeton Fund Shares.

      (c) The financial statements appearing in Templeton Fund's Annual Report to Shareholders for the fiscal year ended August 31, 2006, audited by PricewaterhouseCoopers LLP, copies of which have been delivered to the Trust, and any interim unaudited financial statements, copies of which may be furnished to the Trust, fairly present the financial position of Templeton Fund as of their respective dates and the results of Templeton Fund's operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

       (d) The books and records of Templeton Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Templeton Fund.

      (e) The Company has the power to own all of its properties and assets, to perform its obligations under the Plan and to consummate the transactions contemplated herein. The Company has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct Templeton Fund's business as such business is now being conducted and to consummate the transactions contemplated herein.

       (f) The Company, on behalf of Templeton Fund, is not a party to or obligated under any provision of its Articles of Incorporation, as amended ("Articles of Incorporation") or Amended and Restated By-laws ("By-laws"), or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Templeton Fund or the Company of the transactions contemplated by the Plan, except for the registration of Templeton Fund Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

       (g) The Company has elected to treat Templeton Fund as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Templeton Fund is a "fund" as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

       (h) Templeton Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (i) Templeton Fund does not have any unamortized or unpaid organizational fees or expenses.

      (j) All information to be furnished by the Company to the Trust for use in preparing any prospectus, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

      (k) Templeton Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those incurred in the ordinary course of business as an investment company.

      (l) There is no intercorporate indebtedness existing between International Fund and Templeton Fund that was issued, acquired or will be settled at a discount.

      (m) Templeton Fund does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any shares of International Fund.

      (n) Except for a certain proposed redomestication of the Company to a Delaware statutory trust, the Company has no plan or intention to issue additional shares of Templeton Fund following the reorganization except for shares issued in the ordinary course of Templeton Fund's business as a series of an open-end investment company; nor does the Company have any plan or intention to redeem or otherwise reacquire any shares of Templeton Fund issued pursuant to the Plan of Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act.

      (o) Templeton Fund is in the same line of business as International Fund before the Plan of Reorganization and did not enter into such line of business as part of the reorganization. Templeton Fund will actively continue International Fund's business in substantially the same manner that International Fund conducted that business immediately before the Plan of Reorganization and has no plan or intention to change such business. On the Closing Date, Templeton Fund expects that at least 33 (1)/3% of International Fund's portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of Templeton Fund. Templeton Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the reorganization. Templeton Fund has no plan or intention to sell or otherwise dispose of any of the former assets of International Fund, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business, Templeton Fund will continuously review its investment portfolio (as International Fund did before the Closing) to determine whether to retain or dispose of particular stocks or securities, including those included among the former assets of International Fund.

       (p) The registration statement on Form N-14 referred to in Section 7(g) hereof (the "Registration Statement"), and any prospectus or statement of additional information of Templeton Fund contained or incorporated therein by reference, and any supplement or amendment to the Registration Statement or any such prospectus or statement of additional information, on the effective and clearance dates of the Registration Statement, on the date of the Special Meeting of International Fund shareholders, and on the Closing Date: (a) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.

       (q) The Prospectus for Class A, Class C and Advisor Class shares of Templeton Fund, dated January 1, 2007, and the corresponding Statement of Additional Information, dated January 1, 2007, as amended to date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new prospectus or statement of additional information of Templeton Fund or any supplement thereto, that is hereafter filed with the U.S. Securities and Exchange Commission ("SEC") (copies of which documents shall be provided to the Trust promptly after such filing), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

 5. REPRESENTATIONS AND WARRANTIES BY THE TRUST ON BEHALF OF INTERNATIONAL FUND.

      The Trust, on behalf of International Fund, represents and warrants to the Company that:

      (a) International Fund is a series of the Trust, a statutory trust created under the laws of the State of Delaware on December 21, 1993, and is validly existing under the laws of the State of Delaware. The Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Trust's International Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital, as required by the 1940 Act.

       (b) The Trust is authorized to issue an unlimited number of shares of beneficial interest of International Fund, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, and has full voting rights. The Trust issues shares of four (4) series, including International Fund. International Fund has three classes of shares: Class A, Class C and Advisor Class, and an unlimited number of shares of beneficial interest of the Trust have been allocated and designated to each class of International Fund. No shareholder of the Trust has or will have any option, warrant or preemptive rights of subscription or purchase with respect to International Fund Shares.

       (c) The financial statements appearing in International Fund's Annual Report to Shareholders for the fiscal year ended March 31, 2006, audited by PricewaterhouseCoopers LLP, copies of which have been delivered to the Company, and any interim financial statements for the Trust which may be furnished to the Company, fairly present the financial position of International Fund as of their respective dates and the results of International Fund's operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

       (d) The books and records of International Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of International Fund.

      (e) The Trust has the power to own all of its properties and assets, to perform its obligations under the Plan and to consummate the transactions contemplated herein. The Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Trust has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct International Fund's business as such business is now being conducted and to consummate the transactions contemplated herein.

      (f) The Trust, on behalf of International Fund, is not a party to or obligated under any provision of its Second Amended and Restated Agreement and Declaration of Trust ("Trust Instrument") or Bylaws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under the Plan. The Trust has furnished the Company with copies or descriptions of all material agreements or other arrangements to which International Fund is a party or to which its assets are subject. International Fund has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Plan) which will not be terminated by International Fund in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due or payable by International Fund.

      (g) The Trust has elected to treat International Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code. International Fund is a "fund" as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

       (h) International Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (i) International Fund does not have any unamortized or unpaid organization fees or expenses.

      (j) The Prospectus for Class A, Class C and Advisor Class shares of International Fund, dated August 1, 2006, and the corresponding Statement of Additional Information, dated August 1, 2006, as amended to date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new prospectus or statement of additional information of International Fund or any supplement thereto, that is hereafter filed with the SEC (copies of which documents shall be provided to the Company promptly after such filing), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

       (k) International Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 5(c) hereof and those incurred in the ordinary course of business as an investment company and of a nature and amount similar to, and consistent with, those shown in such financial statements since the dates of those financial statements. On the Closing Date, the Trust shall advise the Company in writing of all International Fund's known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

       (l) Since September 30, 2006 there has not been any material adverse change in International Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business.

      (m) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by International Fund or the Trust of the transactions contemplated by the Plan, except the necessary International Fund shareholder approval, or as may otherwise be required under the federal or state securities laws or the rules and regulations thereunder.

      (n) All information to be furnished by the Trust or International Fund for use in preparing the Registration Statement, and the combined proxy statement and prospectus to be included in the Registration Statement, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

      (o) There is no intercorporate indebtedness existing between International Fund and Templeton Fund that was issued, acquired or will be settled at a discount.

      (p) During the five-year period ending on the Closing Date, (i) International Fund has not acquired, and will not acquire, International Fund Shares with consideration other than Templeton Fund Shares or International Fund Shares, except for redemptions in the ordinary course of International Fund's business or to the extent necessary to comply with its legal obligation under
Section 22(e) of the 1940 Act, and (ii) no distributions have been made with respect to International Fund Shares (other than regular, normal dividend distributions made pursuant to the International Fund's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for distributions described in Sections 852 and 4982 of the Code.

       (q) As of the Closing Date, International Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of International Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

       (r) Throughout the five-year period ending on the Closing Date, International Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code. International Fund did not enter into (or expand) a line of business as part of the reorganization. International Fund will not alter its investment portfolio in connection with the reorganization.

 6. REPRESENTATIONS AND WARRANTIES BY THE TRUST AND THE COMPANY.

      The Trust, on behalf of International Fund, and the Company, on behalf of Templeton Fund, each represents and warrants to the other that:

      (a) The statement of assets and liabilities to be furnished by it as of 4:00 p.m., Eastern Time, on the Closing Date for the purpose of determining the number of Templeton Fund Shares to be issued pursuant to Section 1 of the Plan, will accurately reflect each Fund's Net Assets and outstanding shares, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

       (b) Except as disclosed in its currently effective prospectus relating to International Fund, in the case of the Trust, and Templeton Fund, in the case of the Company, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither the Company nor the Trust is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects Templeton Fund's or International Fund's business or their ability to consummate the transactions herein contemplated.

       (c) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

      (d) The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of its Board of Trustees/Directors, as the case may be, and the Plan, subject to the approval of International Fund's shareholders in the case of the Trust, constitutes a valid and binding obligation enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       (e) It anticipates that consummation of the Plan will not cause either International Fund, in the case of the Trust, or Templeton Fund, in the case of the Company, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end their respective fiscal years.

 7. COVENANTS OF THE TRUST AND THE COMPANY.

      (a) The Trust, on behalf of International Fund, and the Company, on behalf of Templeton Fund, each covenants to operate their respective businesses as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise taxes.

       (b) The Trust, on behalf of International Fund, undertakes that it will not acquire Templeton Fund Shares for the purpose of making distributions thereof to anyone other than International Fund's shareholders.

      (c) The Trust, on behalf of International Fund, undertakes that, if the Plan is consummated, it will liquidate and dissolve International Fund.

      (d) The Trust, on behalf of International Fund, and the Company, on behalf of Templeton Fund, each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes, and to the best of their knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

       (e) At the Closing, the Trust, on behalf of International Fund, will provide Templeton Fund a copy of the shareholder ledger accounts, certified by International Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of International Fund Shares as of 4:00 p.m., Eastern Time, on the Closing Date who are to become shareholders of Templeton Fund as a result of the transfer of assets that is the subject of the Plan.

      (f) The Board of Trustees of the Trust shall call and the Trust shall hold, a Special Meeting of International Fund's shareholders to consider and vote upon the Plan (the "Special Meeting") and the Trust shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. The Trust agrees to mail to each shareholder of record of International Fund entitled to vote at the Special Meeting at which action on the Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of the 1933 Act, Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

       (g) The Company has filed with the SEC the Registration Statement and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (h) Subject to the provisions of this Plan, the Company and the Trust each shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Plan.

      (i) The Trust shall deliver to the Company at the Closing Date confirmation or other adequate evidence as to the tax costs and holding periods of the assets and property of International Fund transferred to the Company in accordance with the terms of this Plan.

 8. CONDITIONS PRECEDENT TO BE FULFILLED BY THE TRUST AND THE COMPANY.

      The consummation of the Plan hereunder shall be subject to the following respective conditions:

      (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

      (b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Directors/Trustees certified by its Secretary or equivalent officer of each of the Funds.

      (c) That the SEC shall have declared effective the Registration Statement and not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

       (d) That the Plan and the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of International Fund at a meeting or any adjournment thereof.

      (e) That a distribution or distributions shall have been declared for International Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any prior period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

      (f) That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of International Fund or Templeton Fund.


      (g) That there shall be delivered to the Trust, on behalf of International Fund, and the Company, on behalf of Templeton Fund, an opinion in form and substance satisfactory to them, from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to the Company and the Trust, to the effect that, provided the transaction contemplated hereby is carried out in accordance with the Plan, the laws of the State of Delaware and the State of Maryland, and based upon certificates of the officers of the Trust and the Company with regard to matters of fact:

             (1) The acquisition by Templeton Fund of substantially all the assets of International Fund as provided for herein in exchange for Templeton Fund Shares followed by the distribution by International Fund to its shareholders of Templeton Fund Shares in complete liquidation of International Fund will qualify as a reorganization within the meaning of
      Section 368(a)(1) of the Code, and International Fund and Templeton Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

             (2) No gain or loss will be recognized by International Fund upon the transfer of substantially all of its assets to Templeton Fund in exchange solely for voting shares of Templeton Fund (Sections 361(a) and 357(a) of the Code);

             (3) Templeton Fund will recognize no gain or loss upon the receipt of substantially all of the assets of International Fund in exchange solely for voting shares of Templeton Fund (Section 1032(a) of the Code);

             (4) No gain or loss will be recognized by International Fund upon the distribution of Templeton Fund Shares to its shareholders in liquidation of International Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

            (5) The basis of the assets of International Fund received by Templeton Fund will be the same as the basis of such assets to International Fund immediately prior to the Plan of Reorganization (Section 362(b) of the Code);

             (6) The holding period of the assets of International Fund received by Templeton Fund will include the period during which such assets were held by International Fund (Section 1223(2) of the Code);


            (7) No gain or loss will be recognized by the shareholders of International Fund upon the exchange of their shares in International Fund for voting shares of Templeton Fund including fractional shares to which they may be entitled (Section 354(a) of the Code);


            (8) The basis of Templeton Fund Shares received by the shareholders of International Fund shall be the same as the basis of the International Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

             (9) The holding period of Templeton Fund Shares received by shareholders of International Fund (including fractional shares to which they may be entitled) will include the holding period of International Fund Shares surrendered in exchange therefor, provided that International Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

             (10) Templeton Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of International Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

       (h) That there shall be delivered to the Company, on behalf of Templeton Fund, an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to the Trust, on behalf of International Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

             (1) International Fund is a series of the Trust and that the Trust is a validly existing statutory trust in good standing under the laws of the State of Delaware;

             (2) The Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, of International Fund. Three classes of shares of International Fund (Class A, Class C and Advisor Class) have been designated as International Fund Shares, and an unlimited number of shares of beneficial interest of the Trust have been allocated to International Fund Shares. Assuming that the initial shares of beneficial interest of International Fund were issued in accordance with the 1940 Act and the Trust Instrument and Bylaws of the Trust, and that all other outstanding shares of International Fund were sold, issued and paid for in accordance with the terms of International Fund's prospectus in effect at the time of such sales, each such outstanding share is validly issued, fully paid and non-assessable;

             (3) The Trust is an open-end investment company of the management type registered as such under the 1940 Act;

            (4) The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Trust on behalf of International Fund; and

             (5) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Trust, on behalf of International Fund, violates any provision of its Trust Instrument or By-laws, or the provisions of any agreement or other instrument filed by the Trust as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Trust, on behalf of International Fund, and is enforceable against the Trust, on behalf of International Fund, in accordance with its terms.

       In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

       (i) That there shall be delivered to the Trust, on behalf of International Fund, an opinion in form and substance satisfactory to it from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to the Company, on behalf of Templeton Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

             (1) Templeton Fund is a series of the Company and the Company is a validly existing corporation in good standing under the laws of the State of Maryland;

             (2) The Company is authorized to issue three billion nine hundred million shares of common stock, par value $1.00 per share of Templeton Fund. Templeton Fund is further divided into five (5) classes of shares of which Templeton Fund Shares constitute Class A, Class C and Advisor Class shares, par value $1.00 per share;

             (3) The Company is an open-end investment company of the management type registered as such under the 1940 Act;

            (4) Templeton Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by the Company, on behalf of Templeton Fund;

             (5) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, on behalf of Templeton Fund;

             (6) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Company, on behalf of Templeton Fund, violates any provision of its Articles of Incorporation or By-laws, or the provisions of any agreement or other instrument filed by the Company as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Company, on behalf of Templeton Fund, and is enforceable against the Company, on behalf of Templeton Fund, in accordance with its terms; and

             (7) The registration statement of the Company, of which the prospectus dated January 1, 2007 of Templeton Fund is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act.

       In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Company with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Company, and an opinion of local Maryland counsel as to matters of Maryland law.

      (j) That International Fund shall have received a certificate from the President or any Vice President and the Secretary or any Assistant Secretary of the Company, on behalf of Templeton Fund, to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective and at the date of the signing of this Plan, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (k) That the Company's Registration Statement with respect to Templeton Fund Shares to be delivered to International Fund's shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

      (l) That Templeton Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Templeton Fund Shares lawfully to be delivered to each holder of International Fund Shares.

       (m) That, at the Closing, there shall be transferred to the Company, on behalf of Templeton Fund, aggregate Net Assets of International Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of International Fund on the Closing Date.

       (n) That there be delivered to the Company, on behalf of Templeton Fund, information concerning the tax basis of International Fund in all securities transferred to Templeton Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of International Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with International Fund with respect to each shareholder.

 9. EXPENSES.

      The expenses of entering into and carrying out the provisions of this Plan shall be borne as follows: Templeton Global Advisors Limited will pay 50% of the expenses, including the costs of the proxy solicitation, and International Fund and Templeton Fund will each pay 25% of the such expenses.

 10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.

      (a) Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of International
Fund) prior to the Closing, or the Closing may be postponed as follows:

             (1) by mutual consent of the Trust, on behalf of International Fund, and the Company, on behalf of Templeton Fund;

            (2) by the Company, on behalf of Templeton Fund, if any condition of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or

           (3) by the Trust, on behalf of International Fund, if any conditions of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

       (b) If the transactions contemplated by this Plan have not been consummated by December 31, 2007, the Plan shall automatically terminate on that date, unless a later date is agreed to by both the Company and the Trust.

      (c) In the event of termination of the Plan prior to consummation of the Plan of Reorganization pursuant to the provisions hereof, the same shall become void and have no further effect, and neither the Trust, the Company, International Fund nor Templeton Fund, nor their directors, trustees, officers, or agents or the shareholders of International Fund or Templeton Fund shall have any liability in respect of this Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 9 hereof.

       (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof if, in the judgment of such party, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

       (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither the Trust nor the Company, nor any of their officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

      (f) If any order or orders of the SEC with respect to the Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of the Trust, on behalf of International Fund, or the Board of Directors of the Company, on behalf of Templeton Fund, to be acceptable, such terms and conditions shall be binding as if a part of the Plan without further vote or approval of the shareholders of International Fund, unless such terms and conditions shall result in a change in the method of computing the number of Templeton Fund Shares to be issued to International Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of International Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless the Trust shall promptly call a special meeting of the shareholders of International Fund at which such conditions so imposed shall be submitted for approval.

 11. LIABILITY OF THE COMPANY AND THE TRUST.

      (a) Each party acknowledges and agrees that all obligations of the Company under this Plan are binding only with respect to Templeton Fund; that any liability of the Company under this Plan with respect to the Company, or in connection with the transactions contemplated herein with respect to Templeton Fund, shall be discharged only out of the assets of Templeton Fund; that no other series of the Company shall be liable with respect to this Plan or in connection with the transactions contemplated herein; and that neither the Trust nor International Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

       (b) Each party acknowledges and agrees that all obligations of the Trust under this Plan are binding only with respect to International Fund; that any liability of the Trust under this Plan with respect to International Fund, or in connection with the transactions contemplated herein with respect to International Fund, shall be discharged only out of the assets of International Fund; that no other series of the Trust shall be liable with respect to this Plan or in connection with the transactions contemplated herein; and that neither the Company nor Templeton Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Trust, the trustees, officers, employees or agents of the Trust, or any of them.

 12. ENTIRE AGREEMENT AND AMENDMENTS.

      The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

 13. COUNTERPARTS.

      The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

 14. NOTICES.

      Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Templeton Fund, at Templeton Funds, Inc., 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, Attention: Secretary, or International Fund, at Templeton Global Investment Trust, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, Attention: Secretary, as the case may be.

15. GOVERNING LAW.

      This Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Trust, on behalf of International Fund, and the Company, on behalf of Templeton Fund, have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

TEMPLETON FUNDS, INC.,
on behalf of TEMPLETON
FOREIGN FUND

By:/s/ROBERT C. ROSSELOT
  ---------------------------------
  Robert C. Rosselot, Secretary


TEMPLETON GLOBAL INVESTMENT
TRUST, on behalf of TEMPLETON
INTERNATIONAL (EX EM) FUND

By:/s/ROBERT C. ROSSELOT
   -------------------------------
  Robert C. Rosselot, Secretary